Exhibit 32.2

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

The undersigned officer of Camden National Corporation (the “Company”) hereby certifies that the Company’s annual report on Form 10-K for the period ended December 31, 2022 to which this certification is being furnished as an exhibit (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company. This certification is provided pursuant to 18 U.S.C. Section 1350 and Item 601(b)(32) of Regulation S-K (“Item 601(b)(32)”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act. In accordance with clause (ii) of Item 601(b)(32), this certification (a) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liability of that section, and (b) shall not be deemed to be incorporated by reference into any filing under the Securities Act of the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

Date: March 10, 2023	/s/ Michael R. Archer
Michael R. Archer
Chief Financial Officer and Principal Financial & Accounting Officer